EX-99.d30 ADVISR CONT
                             INVESTMENT ADVISORY AND
                              MANAGEMENT AGREEMENT

         This INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT is dated as of _____________, 2000 between JNL SERIES TRUST, a Massachusetts business trust, (the "Trust") and Jackson National Financial Services, LLC, a Michigan limited liability company (the "Adviser").

         WHEREAS, the Trust is authorized to issue separate series, each series having its own investment objective or objectives, policies and limitations; and

         WHEREAS, the Trust on behalf of its investment series listed on Schedule A hereto ("Series") desires to retain Adviser to perform investment advisory services, on the terms and conditions set forth herein; and

         WHEREAS, the Adviser agrees to serve as the investment adviser and business manager for the Series on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and the Adviser agree as follows:

                                 1. Appointment

         The Trust hereby appoints the Adviser to provide certain investment advisory services to the Series for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         In the event the Trust designates one or more series other than the Series with respect to which the Trust wishes to retain the Adviser to render investment advisory services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Trust in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

                                    2. Duties

         The Adviser shall manage the affairs of the Trust including, but not limited to, continuously providing the Trust with investment advice and business management, including investment research, advice and supervision, determining which securities shall be purchased or sold by each Series, effecting purchases and sales of securities on behalf of each Series (and determining how voting and other rights with respect to securities owned by each Series shall be exercised). The management of the Series by the Adviser shall be subject to the control of the Trustees of the Trust (the "Trustees") and in accordance with the objectives, policies and principles for each Series set forth in the Trust's Registration Statement and its current Prospectus and Statement of Additional Information, as amended from time to time, the requirements of the Investment Company Act of 1940, as amended (the "Act") and other applicable law, as well as to the factors affecting the Trust's status as a regulated investment company under the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder and the status of variable contracts under the diversification requirements set forth in Section 817(h) of the Code and the regulations thereunder. In performing such duties, the Adviser shall (i) provide such office space, bookkeeping, accounting, clerical, secretarial, and administrative services (exclusive of, and in addition to, any such service provided by any others retained by the Trust or any of its Series) and such executive and other personnel as shall be necessary for the operations of each Series, (ii) be responsible for the financial and accounting records required to be maintained by each Series (including those maintained by the Trust's custodian), and (iii) oversee the performance of services provided to each Series by others, including the custodian, transfer agent, shareholder servicing agent and sub-adviser, if any. The Trust acknowledges that the Adviser also acts as the investment adviser of other investment companies.

         With respect to the PPM America/JNL Money Market Series, the Adviser hereby accepts the responsibilities for making the determinations required by Rule 2a-7 under the Act to be made by the Trustees of the Trust and which are delegable by the Trustees pursuant to Paragraph (e) of such Rule, to the extent that the Trustees may hereinafter delegate such responsibilities to the Adviser.

         The Adviser may delegate certain of its duties under this Agreement with respect to a Series to a sub-adviser or sub-advisers, subject to the approval of the Trustees, by entering into sub-advisory agreements (the "Sub-Advisory Agreements") with one or more sub-advisers. The Adviser is solely responsible for payment of any fees or other charges arising from such delegation and the Trust shall have no liability therefor. Consistent with the provisions of the Act and any applicable exemption thereto, the Trust may enter into Sub-Advisory Agreements or amend Sub-Advisory Agreements without the approval of the shareholders of the affected Series.

         To the extent required by the laws of any state in which the Trust is subject to an expense guarantee limitation, if the aggregate expenses of any Series in any fiscal year exceed the specified expense limitation ratios for that year (calculated on a daily basis), Adviser agrees to waive such portion of its advisory fee in excess of the limitation, but such waiver shall not exceed the full amount of the advisory fee for such year except as may be elected by Adviser in its discretion. For this purpose, aggregate expenses of a Series shall include the compensation of Adviser and all other normal expenses and charges, but shall exclude interest, taxes, brokerage fees on Series transactions, fees and expenses incurred in connection with the distribution of Trust shares, and extraordinary expenses including litigation expenses. In the event any amounts are so contributed by Adviser to the Trust, the Trust agrees to reimburse Adviser, provided that such reimbursement does not result in increasing the Trust's aggregate expenses above the aforementioned expense limitation ratios.

                                   3. Expenses

         The Adviser shall pay all of its expenses arising from the performance of its obligations under this Agreement and shall pay any salaries, fees and expenses of the Trustees and any officers of the Trust who are employees of the Adviser. The Adviser shall not be required to pay any other expenses of the Trust, including, but not limited to direct charges relating to the purchase and sale of Series securities, interest charges, fees and expenses of independent attorneys and auditors, taxes and governmental fees, cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares, expenses of registering and qualifying shares for sale, expenses of printing and distributing reports and notices to shareholders, expenses of data processing and related services, shareholder recordkeeping and shareholder account service, expenses of printing and filing reports and other documents filed with governmental agencies, expenses of printing and distributing Prospectuses, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of Trustees who are not employees of the Adviser or its affiliates, membership dues in the investment company trade association, insurance premiums and extraordinary expenses such as litigation expenses.

                                 4. Compensation

         As compensation for services performed and the facilities and personnel provided by the Adviser under this Agreement, the Trust will pay to the Adviser, a fee, accrued daily and payable monthly on the average daily net assets in the Series, in accordance with Schedule B.

         Upon any termination of this Agreement on a day other than the last day of the month, the fee for the period from the beginning of the month in which termination occurs to the date of termination shall be prorated according to the proportion which such period bears to the full month.

                       5. Purchase and Sale of Securities

         The Adviser shall purchase securities from or through and sell securities to or through such persons, brokers or dealers (including affiliated brokers or dealers) as the Adviser shall deem appropriate to carry out the policies with respect to Series transactions as set forth in the Trust's Registration Statement and its current Prospectus or Statement of Additional Information, as amended from time to time, or as the Trustees may direct from time to time.

         Nothing herein shall prohibit the Trustees from approving the payment by the Trust of additional compensation to others for consulting services, supplemental research and security, and economic analysis.

                              6. Term of Agreement

         This Agreement will become effective as to a Series upon execution or, if later, the date that initial capital for such Series is first provided to it. If approved by the affirmative vote of a majority of the outstanding voting securities (as defined by the Act) of a Series with respect to such Series, voting separately from any other Series of the Trust, this Agreement shall continue in full force and effect with respect to such Series for two years from the date thereof and thereafter from year to year, provided such continuance is approved at least annually (i) by the Trustees by vote cast in person at a meeting called for the purpose of voting on such renewal, or by the vote of a majority of the outstanding voting securities (as defined by the Act) of such Series with respect to which renewal is to be effected, and (ii) by a majority of the non-interested Trustees by a vote cast in person at a meeting called for the purpose of voting on such renewal. Any approval of this Agreement or the renewal thereof with respect to a Series by the vote of a majority of the outstanding voting securities of that Series, or by the Trustees which shall include a majority of the non-interested Trustees, shall be effective to continue this Agreement with respect to that Series notwithstanding (a) that this Agreement or the renewal thereof has not been so approved as to any other Series, or (b) that this Agreement or the renewal thereof has not been so approved by the vote of a majority of the outstanding voting securities of the Trust as a whole.

                                 7. Termination

         This Agreement may be terminated at any time as to a Series, without payment of any penalty, by the Trustees or by the vote of a majority of the outstanding voting securities (as defined in the Act) of such Series on sixty
(60) days' written notice to the Adviser. Similarly, the Adviser may terminate this Agreement without penalty on like notice to the Trust provided, however, that this Agreement may not be terminated by the Adviser unless another investment advisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. This Agreement shall automatically terminate in the event of its assignment (as defined in the Act).

                                   8. Reports

         The Adviser shall report to the Trustees, or to any committee or officers of the Trust acting pursuant to the authority of the Trustees, at such times and in such detail as shall be reasonable and as the Trustees may deem appropriate in order to enable the Trustees to determine that the investment policies of each Series are being observed and implemented and that the obligations of the Adviser under this Agreement are being fulfilled. Any investment program undertaken by the Adviser pursuant to this Agreement and any other activities undertaken by the Adviser on behalf of the Trust shall at all times be subject to any directives of the Trustees or any duly constituted committee or officer of the Trust acting pursuant to the authority of the Trustees.

         The Adviser shall furnish all such information as may reasonably be necessary for the Trustees to evaluate the terms of this Agreement.

                                   9. Records

         The Trust is responsible for maintaining and preserving for such period or periods as the Securities and Exchange Commission may prescribe by rules and regulations, such accounts, books and other documents that constitute the records forming the basis for all reports, including financial statements required to be filed pursuant to the Act and for the Trust's auditor's certification relating thereto. The Trust and the Adviser agree that in furtherance of the recordkeeping responsibilities of the Trust under Section 31 of the Act and the rules thereunder, the Adviser will maintain records and ledgers and will preserve such records in the form and for the period prescribed in Rule 31a-2 of the Act for each Series.

         The Adviser and the Trust agree that all accounts, books and other records maintained and preserved by each as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, or any governmental agency or other instrumentality having regulatory authority over the Trust. It is expressly understood and agreed that the books and records maintained by the Adviser on behalf of each Series shall, at all times, remain the property of the Trust.

                        10. Liability and Indemnification

         In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with Adviser), Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder including, without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct or liability incurred under Section 36(b) of the Act, the Trust shall indemnify Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with Adviser) from any liability arising from Adviser's conduct under this Agreement.

         Indemnification to Adviser or any of its personnel or affiliates shall be made when (i) a final decision on the merits is rendered by a court or other body before whom the proceeding was brought, that the person to be indemnified was not liable by reason of disabling conduct or Section 36(b) or, (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in Section 2(a)(19) of the Act nor parties to the proceeding ("disinterested, non-party Trustees"), or (b) an independent legal counsel in a written opinion. The Trust may, by vote of a majority of the disinterested, non-party Trustees, advance attorneys' fees or other expenses incurred by officers, Trustees, investment advisers or principal underwriters, in defending a proceeding upon the undertaking by or on behalf of the person to be indemnified to repay the advance unless it is ultimately determined that such person is entitled to indemnification. Such advance shall be subject to at least one of the following: (1) the person to be indemnified shall provide a security for the undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party Trustees, or an independent legal counsel in a written opinion shall determine, based on a review of readily available facts, that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

                                11. Miscellaneous

         Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

         A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust. With respect to any claim by the Adviser for recovery of that portion of the investment management fee (or any other liability of the Trust arising hereunder) allocated to a particular Series, whether in accordance with the express terms hereof or otherwise, the Adviser shall have recourse solely against the assets of that Series to satisfy such claim and shall have no recourse against the assets of any other Series for such purpose.

         IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                            JNL SERIES TRUST

Attest:                                     By:
         ---------------------------            -----------------------
              Susan S. Rhee                          Andrew B. Hopping
              Assistant Secretary                    President

                                        JACKSON NATIONAL FINANCIAL SERVICES, LLC


Attest:                                     By:
         ---------------------------            -----------------------
              Susan S. Rhee                          Mark D. Nerud
              Secretary                              Chief Financial Officer

                                   SCHEDULE A
                                                          DATED [INSERT DATE]
                                    (Series)

                  JNL/Alger Growth Series
                  JNL/Alliance Growth Series
                  JNL/Eagle Core Equity Series
                  JNL/Eagle SmallCap Equity Series
                  JNL/J.P. Morgan Enhanced S&P(R)500 Stock Index Series JNL/J.P. Morgan International & Emerging Markets Series JNL/Janus Aggressive Growth Series
                  JNL/Janus Balanced Series
                  JNL/Janus Capital Growth Series
                  JNL/Janus Global Equities Series
                  JNL/Janus Growth & Income Series
                  JNL/PIMCO Total Return Bond Series
                  JNL/Putnam Growth Series
                  JNL/Putnam International Growth Series
                  JNL/Putnam Midcap Growth Series
                  JNL/Putnam Value Equity Series
                  JNL/S&P Conservative Growth Series I
                  JNL/S&P Moderate Growth Series I
                  JNL/S&P Aggressive Growth Series I
                  JNL/S&P Very Aggressive Growth Series I
                  JNL/S&P Equity Growth Series I
                  JNL/S&P Equity Aggressive Growth Series I
                  JNL/S&P Conservative Growth Series II
                  JNL/S&P Moderate Growth Series II
                  JNL/S&P Aggressive Growth Series II
                  JNL/S&P Very Aggressive Growth Series II
                  JNL/S&P Equity Growth Series II
                  JNL/S&P Equity Aggressive Growth Series II
                  JNL/S&P Conservative Growth Series
                  JNL/S&P Moderate Growth Series
                  JNL.S&P Aggressive Growth Series
                  Lazard/JNL Mid Cap Value Series
                  Lazard/JNL Small Cap Value Series
                  PPM America/JNL Balanced Series
                  PPM America/JNL High Yield Bond Series
                  PPM America/JNL Money Market Series
                  Salomon Brothers/JNL Balanced Series
                  Salomon Brothers/JNL Global Bond Series
                  Salomon Brothers/JNL High Yield Bond Series
                  Salomon Brothers/JNL U.S. Government & Quality Bond Series
                  T. Rowe Price/JNL Established Growth Series
                  T. Rowe Price/JNL Mid-Cap Growth Series
                  T. Rowe Price/JNL Value Series

                                   SCHEDULE B
                                                          DATED [INSERT DATE]
                                 (Compensation)


------------------------------------------------ ------------------------------------- -------------------------
                                                                                             Advisory Fee
                                                                                          (Annual Rate Based
                                                                                        on Average Net Assets
Series                                           Assets                                    of each Series)
------------------------------------------------ ------------------------------------- -------------------------
JNL/Alger Growth Series                          $0 to $300 million                                 .975%
                                                 $300 million to $500 million                        .95%
                                                 Over $500 million                                   .90%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Alliance Growth Series                       $0 to $250 million                                 .775%
                                                 Over $250 million                                   .70%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Eagle Core Equity Series                     $0 to $50 million                                   .90%
                                                 $50 million to $300 million                         .85%
                                                 Over $300 million                                   .75%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Eagle SmallCap Equity Series                 $0 to $150 million                                  .95%
                                                 $150 million to $500 million                        .90%
                                                 Over $500 million                                   .85%
------------------------------------------------ ------------------------------------- -------------------------
JNL/J.P. Morgan Enhanced S&P(R)500 Stock Index   $0 to $25 million                                   .80%
Series                                           Over $25 million                                    .75%
------------------------------------------------ ------------------------------------- -------------------------
JNL/J.P. Morgan International & Emerging         $0 to $50 million                                  .975%
Markets Series                                   $50 million to $200 million                         .95%
                                                 $200 million to $350 million                        .90%
                                                 Over $350 million                                   .85%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Janus Aggressive Growth Series               $0 to $150 million                                  .95%
                                                 $150 million to $300 million                        .90%
                                                 Over $300 million                                   .85%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Janus Balanced Series                        $0 to $300 million                                  .95%
                                                 Over $300 million                                   .90%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Janus Capital Growth Series                  $0 to $150 million                                  .95%
                                                 $150 million to $300 million                        .90%
                                                 Over $300 million                                   .85%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Janus Global Equities Series                 $0 to $150 million                                 1.00%
                                                 $150 million to $300 million                        .95%
                                                 Over $300 million                                   .90%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Janus Growth & Income Series                 $0 to $300 million                                  .95%
                                                 Over $300 million                                   .90%
------------------------------------------------ ------------------------------------- -------------------------
JNL/PIMCO Total Return Bond Series               All assets                                          .70%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Putnam Growth Series                         $0 to $150 million                                   90%
                                                 $150 million to $300 million                        .85%
                                                 Over $300 million                                   .80%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Putnam International Growth Series           $0 to $50 million                                  1.10%
                                                 $50 million to $150 million                        1.05%
                                                 $150 million to $300 million                       1.00%
                                                 $300 million to $500 million                        .95%
                                                 Over $500 million                                   .90%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Putnam Midcap Growth Series                  $0 to $300 million                                  .95%
                                                 Over $300 million                                   .90%
------------------------------------------------ ------------------------------------- -------------------------
JNL/Putnam Value Equity Series                   $0 to $150 million                                  .90%
                                                 $150 million to $300 million                        .85%
                                                 Over $300 million                                   .80%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Conservative Growth Series I             $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Moderate Growth Series I                 $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Aggressive Growth Series I               $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Very Aggressive Growth Series I          $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Equity Growth Series I                   $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Equity Aggressive Growth Series I        $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Conservative Growth Series II            $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Moderate Growth Series II                $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Aggressive Growth Series II              $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Very Aggressive Growth Series II         $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Equity Growth Series II                  $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Equity Aggressive Growth Series II       $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Conservative Growth Series               $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Moderate Growth Series                   $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
JNL/S&P Aggressive Growth Series                 $0 to $500 million                                  .20%
                                                 Over $500 million                                   .15%
------------------------------------------------ ------------------------------------- -------------------------
Lazard/JNL Mid Cap Value Series                  $0 to $150 million                                 .975%
                                                 $150 million to $300 million                       .925%
                                                 Over $300 million                                   .90%
------------------------------------------------ ------------------------------------- -------------------------
Lazard/JNL Small Cap Value Series                $0 to $50 million                                  1.05%
                                                 $50 million to $150 million                        1.00%
                                                 $150 million to $300 million                       .975%
                                                 Over $300 million                                  .925%
------------------------------------------------ ------------------------------------- -------------------------
PPM America/JNL Balanced Series                  $0 to $50 million                                   .75%
                                                 $50 million to $150 million                         .70%
                                                 $150 million to $300 million                       .675%
                                                 $300 million to $500 million                        .65%
                                                 Over $500 million                                  .625%
------------------------------------------------ ------------------------------------- -------------------------
PPM America/JNL High Yield Bond Series           $0 to $50 million                                   .75%
                                                 $50 million to $150 million                         .70%
                                                 $150 million to $300 million                       .675%
                                                 $300 million to $500 million                        .65%
                                                 Over $500 million                                  .625%
------------------------------------------------ ------------------------------------- -------------------------
PPM America/JNL Money Market Series              $0 to $150 million                                  .60%
                                                 $150 million to $300 million                       .575%
                                                 $300 million to $500 million                        .55%
                                                 Over $500 million                                  .525%
------------------------------------------------ ------------------------------------- -------------------------
Salomon Brothers/JNL Balanced Series             $0 to $50 million                                   .80%
                                                 $50 million to $150 million                         .75%
                                                 Over $150 million                                   .70%
------------------------------------------------ ------------------------------------- -------------------------
Salomon Brothers/JNL Global Bond Series          $0 to $150 million                                  .85%
                                                 $150 million to $500 million                        .80%
                                                 Over $500 million                                   .75%
------------------------------------------------ ------------------------------------- -------------------------
Salomon Brothers/JNL High Yield Bond Series      $0 to $50 million                                   .80%
                                                 $50 million to $150 million                         .75%
                                                 Over $150 million                                   .70%
------------------------------------------------ ------------------------------------- -------------------------
Salomon Brothers/JNL U.S. Government & Quality   $0 to $150 million                                  .70%
Bond Series                                      $150 million to $300 million                        .65%
                                                 $300 million to $500 million                        .60%
                                                 Over $500 million                                   .55%
------------------------------------------------ ------------------------------------- -------------------------
T. Rowe Price/JNL Established Growth Series      $0 to $150 million                                  .85%
                                                 Over $150 million                                   .80%
------------------------------------------------ ------------------------------------- -------------------------
T. Rowe Price/JNL Mid-Cap Growth Series          $0 to $150 million                                  .95%
                                                 Over $150 million                                   .90%
------------------------------------------------ ------------------------------------- -------------------------
T. Rowe Price/JNL Value Series                   $0 to $300 million                                  .90%
                                                 Over $300 million                                   .85%
------------------------------------------------ ------------------------------------- -------------------------